Exhibit 1.3.6
ASHFORD HOSPITALITY TRUST, INC.
(a Maryland corporation)
8,000,000 Shares of 8.45% Series D Cumulative Preferred Stock
(Liquidation Preference $25 Per Share)
(Par Value $.01 Per Share)
UNDERWRITING AGREEMENT
July 11, 2007
WACHOVIA CAPITAL MARKETS, LLC
330 South College Street
Charlotte, North Carolina 28288
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036
  as Representatives of the several Underwriters
named in Schedule I hereto
Ladies and Gentlemen:
     Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), and Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters,” which term shall include any underwriter substituted as provided in Section 8 hereof), for whom Wachovia Capital Markets, LLC, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, are acting as Representatives (in such capacity, the “Representatives”), with respect to the sale by the Company of 8,000,000 shares (the “Shares”) of the Company’s 8.45% Series D Cumulative Preferred Stock (liquidation preference $25 per share), par value $.01 per share (the “Series D Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Series D Stock set forth opposite the names of the Underwriters in Schedule I hereto.
     The Company will contribute the net proceeds from each sale of the Shares to the Operating Partnership and, in exchange therefor, at the Closing Time (as defined herein) of each such sale the Operating Partnership will issue to the Company a number of units of preferred limited partnership interest in the Operating Partnership equal to the number of Shares sold and having an aggregate liquidation preference equal to the aggregate liquidation preference of the

Shares and having terms substantially equivalent to the economic terms of the Shares (the “Series D Units”).
     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.
     The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-142079), covering the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement is effective under the Securities Act, and the rules and regulations thereunder (the “Securities Act Regulations”). No post-effective amendment to the registration statement has been filed as of the date of this Agreement. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B of the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of Shares that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference thereto pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, and the Rule 430B Information is herein called the “Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of execution of this Agreement and the base prospectus dated April 13, 2007 (the “Base Prospectus”), including the documents incorporated by reference therein, is herein called the “Prospectus.”
     The Company, the Operating Partnership and the Underwriters agree as follows:
     1. Sale and Purchase:
     Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $24.2125, the Company agrees to sell to the Underwriters the Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
     2. Payment and Delivery:
     The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of

Federal (same-day) funds to the account specified in writing to the Representatives by the Company upon at least 48 hours’ prior notice. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Closing Time (as defined below) with respect thereto at the office of Wachovia Capital Markets, LLC, 301 South College Street, Charlotte, North Carolina 28288, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the fifth business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time at which such payment and delivery and delivery of the Shares are actually made is hereinafter sometimes called the “Closing Time.”
     3. Representations and Warranties of the Company and the Operating Partnership: The Company and the Operating Partnership, jointly and severally, represent and warrant to the Underwriters as of the date hereof, the Applicable Time referred to in Section 3(p) hereof, as of the Closing Time referred to in Section 2 hereof, that:
     (a) (i) at the time of the initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form, and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form;
     (b) the Company has an authorized capitalization of 200 million shares of common stock, par value $.01 per share (the “Common Stock”), and 50 million shares of preferred stock, par value $.01 per share (including the Series D Stock, the “Preferred Stock”) and an outstanding capitalization as set forth in the General Disclosure Package and the Prospectus; the outstanding shares of capital stock or, as applicable partnership or membership interests, of the Company and each subsidiary of the Company, including the Operating Partnership and its subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”), have been duly and validly authorized and issued and are fully paid and, with respect to shares of capital stock, membership interests and limited partnership interests, non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act), and, except as disclosed in Exhibit A to the Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), all of the outstanding shares of capital stock or partnership or membership interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest or other claim, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the General Disclosure Package (as defined below) or the Prospectus, and, except as disclosed in the General Disclosure Package and the Prospectus and pursuant to registration rights agreements entered into in connection with acquisitions disclosed in the General Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable or redeemable for any capital stock or other equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock or other equity interests, any such convertible or exchangeable or redeemable securities or obligation, or any such warrants, rights or options;
     (c) each of the Company and the Subsidiaries (all of which Subsidiaries are named in Schedule II hereto) has been duly incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own its respective properties and to conduct its respective businesses as described in the General Disclosure Package and the Prospectus and, in the case of each of the Company and the Operating Partnership, to execute and deliver this Agreement and to consummate the transactions contemplated herein;
     (d) each of the Company and the Subsidiaries is duly qualified or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”); except as disclosed in the Prospectus and the General Disclosure Package, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus and the General Disclosure Package, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;
     (e) the Partnership Agreement has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity;
     (f) (i) Ashford OP Limited Partner, LLC (the “Limited Partner”) is a holder of units of common limited partnership interest (the “Units”) representing a majority limited partnership ownership interest in the Operating Partnership and such units of preferred limited partnership interest in the Operating Partnership as described in the General Disclosure Package and the Prospectus, (ii) Ashford OP General Partner, LLC (the “General Partner”) is the holder of the sole general partner interest in the Operating Partnership, and (iii) the Company owns a 100% membership interest in the General Partner and in the Limited Partner, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the General Disclosure Package or the Prospectus;
     (g) the Company and the Subsidiaries are in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (h) neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
     (i) the execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;
     (j) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and is a legal, valid and binding agreement of the Company and the Operating Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;
     (k) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement, their consummation of the transactions contemplated herein or the Company’s sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various state jurisdictions in which the Shares are being offered by the Underwriters, and (iv) such approvals, authorizations, consents or orders or filings, the absence of which could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
     (l) articles supplementary to the Company’s charter establishing the terms of the Series D Stock (the “Articles Supplementary”) will be, by the Closing Time, duly authorized and executed by the Company and accepted for record by the Maryland State Department of Assessments and Taxation and effective under the Maryland General Corporation Law;
     (m) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the General Disclosure Package and the Prospectus; neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the General Disclosure Package and the Prospectus except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (n) the Company and the transactions contemplated by this Agreement meet the requirements for the use of Form S-3 under the Securities Act; pursuant to Rule 462(e) of the Securities Act Regulations, the Registration Statement became effective under the Securities Act upon filing; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and, to the knowledge of the Company, the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;
     (o) at the respective times the Registration Statement and any post-effective amendments thereto became effective, at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations, at the date of this Agreement and at the Closing Time, the Registration Statement and any amendments or supplements thereto complied and will comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any further amendments or supplements thereto, at the time the Prospectus or such amendment or supplement was issued, at the date hereof, at the time of filing pursuant to Rule 424(b) and at the Closing Time, complied and will comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 424 of the Securities Act Regulations, complied when so filed in all material respects with the Securities Act and the Securities Act Regulations; at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405; no offer that was a written communication relating to the Shares was made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations);

     (p) as of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information, provided in oral or written form, included on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
as used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 4:30 p.m. (Eastern time) on July 11, 2007, or such other time as agreed by the Company and the Representatives;
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g);
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule IV hereto;
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus;
     “Statutory Prospectus” means the prospectus relating to the Shares that is included in the Registration Statement as of the Applicable Time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof;
     each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representatives as described in Section 4(j), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified;
     provided that the representations and warranties in Sections 3(o) and 3(p) hereof shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein;
     (q) each document incorporated by reference in the General Disclosure Package or the Prospectus (the “Incorporated Documents”), when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act

Regulations, as applicable, and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, when read together with the other information in the Prospectus, (i) at the time the Registration Statement became effective, (ii) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering, and (iii) at the Closing Time, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Company has given the Representatives notice of any filings made pursuant to the Exchange Act or Exchange Act filings within 48 hours prior to the Applicable Time;
     (r) any preliminary prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the respective version of any preliminary prospectus or Prospectus created to be transmitted to the Commission under the Securities Act for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;
     (s) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, where in any such case (i) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Company or such Subsidiary and (ii) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;
     (t) the financial statements, including the related supporting schedules and notes thereto, included in (or incorporated by reference into) the General Disclosure Package or the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial data in the General Disclosure Package and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the General Disclosure Package and the Prospectus; no other financial statements or supporting schedules are required to be included in the General Disclosure Package or the Prospectus; the unaudited pro forma financial information (including the related notes) included in the General Disclosure Package and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the General Disclosure Package or the Prospectus; all disclosures contained in the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and the Exchange Act Regulations and Item 10 of Regulation S-K under the Securities Act, to the extent applicable;
     (u) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries and the predecessor are filed with the Commission as part of the General Disclosure Package and the Prospectus or are incorporated by reference therein and any other accounting firm (including PricewaterhouseCoopers LLP, KPMG LLP and Beers & Cutler PLLC) that has certified Company or predecessor financial statements (including financial statements of acquired properties) and delivered its reports with respect thereto, are, and were during the periods covered by their reports, registered independent public accountants as and to the extent required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations;
     (v) subsequent to the respective dates as of which information is given in the General Disclosure Package and the Prospectus, and except as may be otherwise stated in the General Disclosure Package and the Prospectus, there has not been (i) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole entered into or agreed to be entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (iv) except for regular quarterly dividends on the Common Stock and Preferred Stock, and regular quarterly distributions on the Units, preferred units, including the Series D Units, of limited partnership interest in the Operating Partnership (“Preferred Units”) and the Class B Common Partnership Units in the Operating Partnership (the “Class B Units”), any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests;
     (w) the Shares conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus;
     (x) there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act except for those registration or similar rights that have been waived or that are inapplicable with respect to the offering contemplated by this Agreement;
     (y) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;
     (z) at or before the Closing Time, the Shares will have been registered under Section 12(b) of the Exchange Act and approved for listing on the New York Stock Exchange, subject to official notice of issuance;

     (aa) the Company has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (bb) neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD;
     (cc) the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;
     (dd) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;
     (ee) except as described in the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would not be required to be integrated with the sale of the Shares;
     (ff) the form of certificate used to evidence the Series D Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the New York Stock Exchange;
     (gg) all of the mezzanine loans of which the Company is the owner, directly or indirectly (the “Mezzanine Loans”), and all of the participation interests in loans of which the Company is the owner, directly or indirectly (the “Participation Interests,” and such loans, together with the Mezzanine Loans, collectively are referred to hereinafter as the “Loans”), are set forth or described in the General Disclosure Package and the Prospectus; the Company is the sole owner and holder of the Mezzanine Loans and Participation Interests, and has not sold, assigned, hypothecated or otherwise encumbered such Mezzanine Loans and Participation Interests, except as set forth in the General Disclosure Package and the Prospectus; to the Company’s knowledge, there is no offset, defense, counterclaim or right to rescission with respect to any of the notes or any of the other loan documents; neither the Company nor, to the knowledge of the Company, any other party has given or received a written notice of default under any Loans and, to the Company’s knowledge, no event exists which, with the giving of notice or the passing of time, or both, would constitute an event of default thereunder; the Company has not subordinated its interest in the loans to which the Participation Interests relate to any other party except as set forth in the General Disclosure Package and the Prospectus;
     (hh) the Company and the Subsidiaries have good and indefeasible title in fee simple to, or a valid leasehold interest in, all real property described in the General Disclosure Package and the Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed in the General Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the General Disclosure Package and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, equipment and personal property by the Company or such Subsidiary; the Company or a Subsidiary has obtained an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Company or any Subsidiary, that insures the Company’s or the Subsidiary’s fee or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and secured by the real property;
     (ii) all real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the General Disclosure Package and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
     (jj) the mortgages and deeds of trust encumbering any real property owned in fee or leased by the Company or a Subsidiary (i) are not convertible (in the absence of foreclosure) into an equity interest in the Real Property or in the Company, the Operating Partnership or any Subsidiary, and none of the Company, the Operating Partnership or the Subsidiaries hold a participating interest therein, (ii) except as set forth in the General Disclosure Package and the Prospectus, are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, and (iii) are not and will not be cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries;
     (kk) the descriptions in the General Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the General Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, to the knowledge of the Company and the Operating Partnership, no party is in breach or default under any such agreements;
     (ll) the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the General Disclosure Package and the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
     (mm) the Company, the Operating Partnership and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company, the Operating Partnership and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including providing reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; since the date of the most recent evaluation of such disclosure controls and procedures, there have been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies;
     (nn) there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;
     (oo) the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares;
     (pp) each of the Company, the Operating Partnership and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal,

state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company, the Operating Partnership or any of the Subsidiaries; no tax deficiency has been asserted against any such entity, and the Company and the Subsidiaries do not know of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries;
     (qq) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect;
     (rr) neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law, regulation or rule applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law, regulation or rule, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
     (ss) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
     (tt) the Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company or any of its Subsidiaries would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification;

     (uu) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (ii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;
     (vv) there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;
     (ww) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the General Disclosure Package or the Prospectus;
     (xx) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws and the laws of the applicable jurisdiction of incorporation of the issuing entity, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange;
     (yy) except as otherwise disclosed in the General Disclosure Package and the Prospectus, (i) none of the Operating Partnership, the Company, any of the Subsidiaries nor, to the knowledge of the Operating Partnership and the Company, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, in, under, to or from any real property leased, owned or controlled, including any real property underlying any loan held or to be held by the Company or the Subsidiaries (collectively, the “Real Property”), other than by any such action taken in compliance with all applicable Environmental Statutes (hereinafter defined) or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (ii) the Operating Partnership and the Company do not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statues or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (iii) none of the Operating Partnership, the Company, nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Real Property or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (iv) none of the Operating Partnership, the Company, nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (v) the Real Property is not included or, to the Company’s and the Operating Partnership’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) or, to the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined); (vi) in the operation of the Company’s and the Operating Partnership’s businesses, the Company acquires, before acquisition of any real property, an environmental assessment of the real property and, to the extent they become aware of any condition that could reasonably be expected to result in liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company and the Operating Partnership take all commercially reasonable action necessary or advisable (including any capital improvements) for clean up, closure or other compliance with such Environmental Statute;
          as used herein, “Hazardous Material” includes, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, regulation or rule including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”);
     (zz) there are no costs or liabilities associated with the Real Property pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
     (aaa) none of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director or employee;

     (bbb) (i) none of the Operating Partnership, the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) the Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title; (iii) none of the Operating Partnership, the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and none of the Operating Partnership, the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect; (iv) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Real Property) of the Operating Partnership or any of the Subsidiaries that are required to be described in the Prospectus are disclosed therein; (v) no lessee of any portion of any of the Real Property is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (vi) no tenant under any lease pursuant to which the Operating Partnership or any of the Subsidiaries leases any Real Property has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect;
     (ccc) in connection with this offering, the Company has not offered and will not offer its Series D Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Series D Stock in a manner in violation of the Securities Act; the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering of the Shares other than the Registration Statement, the preliminary prospectus supplement dated July 10, 2007, and filed with the Commission on July 10, 2007, pursuant to Rule 424(b), the Prospectus and any Permitted Free Writing Prospectus (as defined below);
     (ddd) the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;
     (eee) there is no relationship, direct or indirect, between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the General Disclosure Package or the Prospectus and that is not so described;
     (fff) neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (ggg) there are no existing or, to the knowledge of the Company or the Operating Partnership, threatened labor disputes with the employees of the Company or any of the Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (hhh) commencing with the taxable year ending December 31, 2003, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and the current and proposed method of operation of the Company and the Subsidiaries described in the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code, and the Operating Partnership is treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation; the Company intends to continue to qualify as a REIT for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT at any time; and
     (iii) the conduct of business by the Company and the Subsidiaries as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or the Subsidiaries conduct or propose to conduct such business, except as described in the General Disclosure Package and the Prospectus and except such regulation as is applicable to commercial enterprises generally.
     4. Certain Covenants:
     The Company and the Operating Partnership hereby, jointly and severally, agree with each Underwriter:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Shares; provided that neither the Company nor the Operating Partnership shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or partnership;
     (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, to cause such post-effective amendment to become effective as soon as possible and to advise the Representatives promptly and, if requested by the Representatives, to confirm such advice in writing, when such post-effective amendment has become effective;
     (c) to file the Articles Supplementary, duly authorized and executed by the Company, with the Maryland State Department of Assessments and Taxation before the Closing Time;
     (d) if at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness; to take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible;

     references herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be;
     (e) to prepare a Prospectus in a form reasonably approved by the Underwriters and file such Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)) and to furnish promptly to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;
     (f) subject to its other covenants in this Section 4, to comply with Rule 430B until the distribution of the Shares by the Underwriters is complete; to advise the Representatives promptly and, if requested by the Representatives, to confirm such advice in writing, when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares becomes effective under the Securities Act or any supplement to the Prospectus or any amended Prospectus is filed;
     (g) to advise the Representatives immediately, and, if requested by the Representatives, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;
     (h) to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) (i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b));
     (i) to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock not publicly available, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange not publicly available and (iii) such other information not publicly available as the Underwriters may reasonably request regarding the Company, the Operating Partnership and the Subsidiaries;

     (j) to advise the Underwriters promptly of the happening of any event known to the Company or the Operating Partnership within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations that, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act and the Securities Act Regulations and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Securities Act and the Securities Act Regulations; if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, to promptly notify the Representatives and promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;
     (k) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;
     (l) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish for review a copy thereof to the Representatives and counsel for the Underwriters and not to file any such proposed amendment or supplement to which the Representatives reasonably object; to give the Representatives notice of its intention to make any filing pursuant to the Exchange Act or the Exchange Act Regulations from the Applicable Time to the Closing Time and to furnish the Representatives and counsel for the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and not to file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object;
     (m) to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;
     (n) to furnish to the Representatives, not less than one business day before filing with the Commission subsequent to the effective date of the Prospectus and during the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;
     (o) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;
     (p) to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than 45 days after the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (or later than 90 days, if such fiscal quarter is the last fiscal quarter of the Company’s fiscal year) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (in such form, at the option of the Company, as complies with Rule 158 under the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;
     (q) to use its best efforts to maintain the listing of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are traded on the New York Stock Exchange;
     (r) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;
     (s) to refrain during a period of 60 days from the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the purchase or sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Series D Stock or any securities similar to or ranking on par with or senior to the Series D Stock or any securities convertible into or exercisable or exchangeable for Series D Stock or such securities, including Preferred Units, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Series D Stock or such securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series D Stock or such other securities, in cash or otherwise; provided, however, that the foregoing sentence shall not apply to Preferred Stock into which currently outstanding Preferred Units may be converted following presentation for redemption by the existing Preferred Unit holders;
     (t) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;
     (u) to comply with all of the provisions of any undertakings in the Registration Statement;

     (v) to use its best efforts to meet the requirements to qualify as a REIT under the Code for each of the taxable years in the period ending December 31, 2009; and
     (w) not to invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.
     Each of the Company and the Operating Partnership, jointly and severally, represents, warrants and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents, warrants and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or retained by the Company under Rule 433; provided, however, that the prior written consent of the Company and the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectus attached as Schedule IV and that the prior written consent of the Company shall be deemed to have been given in respect of any free writing prospectus that constitutes a “bona fide electronic road show” within the meaning of Rule 433(h)(5) of the Securities Act Regulations relating to the offering of the Shares. Any such free writing prospectus consented to or deemed to be consented to by the Company or by the Company and the Representatives, as applicable, is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (a) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (b) has complied and will comply, as the case may be, with the requirements of Rules 164 of the Securities Act Regulations and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     5. Payment of Expenses:
     (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (i) the preparation and filing of the Registration Statement, each preliminary prospectus, any Permitted Free Writing Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters; (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment); (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers; (v) filing for review of the public offering of the Shares by the NASD; (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement; (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the New York Stock Exchange; (viii) all costs and expenses incident to the travel and accommodation of employees of the Company in making road show presentations with respect to the offering of the Shares, including costs and expenses of charter flights and limousines shared with employees of the Representatives and including costs and expenses of road show luncheons; (ix) costs and expenses of any internet road show; (x) preparing and distributing bound volumes of transaction documents for the Representatives and their legal counsel; and (xi) the performance of the Company’s and the Operating Partnership’s other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees. The Company agrees that the Underwriters may deduct from the aggregate purchase price for the Shares otherwise payable to the Company pursuant to this Agreement the amounts for which the Representatives are entitled to reimbursement pursuant to this subsection (a) and any additional amounts the Representatives incur on behalf of the Company that are payable by the Company pursuant to this subsection (a).
     (b) If this Agreement shall be terminated by the Underwriters, or any of them, pursuant to clause (i) of Section 7, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.
     (c) If the transactions contemplated under this Agreement are consummated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated agree severally and not jointly to reimburse the Company, within a reasonable period after the Closing Time, in an aggregate amount of up to $400,000 (split evenly between Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated) in respect of actual expenses incurred by the Company in connection with the transactions contemplated hereunder.
     6. Conditions of the Underwriters’ Obligations:
     The obligations of the Underwriters hereunder to purchase Shares at the Closing Time are subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership hereunder on the date hereof and at the Closing Time (as if made on and as of such date), the performance by the Company and the Operating Partnership of their respective obligations hereunder and the satisfaction of the following further conditions at the Closing Time:
     (a) The Company shall furnish to the Underwriters at the Closing Time an opinion of Andrews & Kurth L.L.P., counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and in form and substance satisfactory to DLA Piper US LLP, counsel for the Underwriters, stating that:
     (i) the outstanding shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, of the Subsidiaries (other than the Operating Partnership) have been duly and validly authorized and issued and are fully paid and, with respect to shares of capital stock, limited partnership interests and membership interests, non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act), and, except as set forth on a schedule, all of the outstanding shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any security interest perfected by the filing of a financing statement with the Secretary of State of the State of Delaware pursuant to the Uniform Commercial Code of the State of Delaware naming a Subsidiary as debtor, other than as specifically set forth in such counsel’s opinion; and except with respect to Units, Class B Units and Preferred Units convertible into common stock pursuant to the Partnership Agreement or pursuant to an agreement disclosed on a schedule, to such counsel’s knowledge, there are no outstanding (a) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock, partnership interests, membership interests or other equity interests, as applicable, of the Company or any such Subsidiary, (b) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock, partnership interests, membership interests or other equity interests, as applicable, or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company or any such Subsidiary to issue any shares of capital stock, partnership interests, membership interests or other equity interests, as applicable, or any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;
     (ii) each of the Subsidiaries is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Delaware or the State of Texas, as applicable, with full corporate, limited partnership or limited liability company power and authority to own its respective properties and to conduct its respective businesses as described in the Statutory Prospectus and the Prospectus and, as applicable, to execute and deliver this Agreement and to consummate the transactions described herein;
     (iii) the Company and each of the Subsidiaries are duly qualified and are in good standing in each jurisdiction set forth opposite their respective names on a schedule to counsel’s opinion letter; except as disclosed in the Statutory Prospectus and the Prospectus, under the organizational documents of each Subsidiary, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock, partnership interests, membership interests or other equity interests, as applicable, or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary;
     (iv) the execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions contemplated by this Agreement do not and will not violate, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the charter or bylaws or other organizational documents of the Company, the Operating Partnership or any other Subsidiary, (ii) the applicable laws of the State of Texas, (iii) the applicable laws of the United States of America, (iv) the Revised Uniform Limited Partnership Act of the State of Delaware, (v) the Limited Liability Company Act of the State of Delaware, (vi) the General Corporation Law of the State of Delaware, or (vii) any decree, judgment or order identified on a schedule to counsel’s letter or otherwise known to such counsel to be applicable to the Company, the Operating Partnership or any other Subsidiary;
     (v) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;
     (vi) no consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, and the sale and delivery of the Shares by the Company as contemplated herein, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations, and except as (A) may be required under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or (B) may be required by the NASD;
     (vii) the Company is not subject to registration as an investment company under the Investment Company Act, and the transactions contemplated by this Agreement will not cause the Company to become an “investment company” within the meaning of the Investment Company Act;
     (viii) all of the issued and outstanding Units, Class B Units and Preferred Units have been duly authorized and validly issued, and are fully paid in accordance with the Partnership Agreement; none of such Units, Class B Units or Preferred Units have been issued or sold in violation of preemptive or similar rights arising under the Revised Uniform Limited Partnership Act of the State of Delaware or under the Partnership Agreement; and the Series D Units to be issued to the Company in connection with the Company’s sale of the Shares have been duly authorized and upon the Company’s contribution of the net proceeds from the sale of the Shares will be validly issued and fully paid in accordance with the Partnership Agreement, and the issuance of such Series D Units is not subject to preemptive or similar rights arising under the Revised Uniform Limited Partnership Act of the State of Delaware or under the Partnership Agreement;
     (ix) except as disclosed in the Statutory Prospectus and the Prospectus, to such counsel’s knowledge, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights that have been waived or that are inapplicable with respect to the offering contemplated by this Agreement;
     (x) the Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance;
     (xi) the form of certificate used to evidence the Shares complies in all material respects with the requirements of the New York Stock Exchange;
     (xii) any required filing of each prospectus relating to the Shares (including the Prospectus) or any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and the time period required by Rule 424(b) (without reference to Rule 424(b)(8)), and any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 as set forth on Schedule IV has been made in the manner and within the time period required by Rule 433(d);
     (xiii) the Registration Statement, as of its effective date, the Applicable Time, and as of the date hereof, the Statutory Prospectus, as of the Applicable Time, and the Prospectus, as of its issue date (except in case for the financial statements, notes and related schedules and other related financial and accounting data contained therein or incorporated by reference therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations (including Form S-3);

     (xiv) the documents incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus (except in case for the financial statements, notes and related schedules and other related financial and accounting data contained therein or incorporated by reference therein, as to which such counsel need express no opinion), at the time they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations;
     (xv) the statements under the captions “Federal Income Tax Consequences Of Our Status as a REIT,” “Risk Factors—Risks Related to Our Business—Tax indemnification obligations that apply in the event that we sell certain properties could limit our operating flexibility” and “Risk Factors—Risks Related to Our Status as a REIT,” in the Annual Report (as defined herein) and “Description of our Capital Stock” (except for matters relating to Maryland law) and “Partnership Agreement” in the Statutory Prospectus and the Prospectus, insofar as such statements constitute a summary of the legal matters, proceedings or documents referred to therein, constitute accurate summaries thereof in all material respects;
     (xvi) to such counsel’s knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency that are required to be disclosed in the Statutory Prospectus or the Prospectus but are not so disclosed;
     (xvii) to such counsel’s knowledge, there are no contracts or documents of a character that are required to be described in the Statutory Prospectus and the Prospectus or filed as exhibits to the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Annual Report”), or any Current Report on Form 8-K of the Company incorporated into the Statutory Prospectus or the Prospectus that have not been so filed or described, and all such descriptions, in all material respects, fairly and accurately set forth the information called for with respect to such contracts and documents;
     (xviii) commencing with its taxable year ending December 31, 2003, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its present and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and
     (xix) the Operating Partnership is classified as a partnership for federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation under the Code.
     In addition, such counsel shall confirm that the Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act Regulations.
     In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, and representatives and counsel of the Representatives, at which the contents of the Registration Statement, the Prospectus and the General Disclosure Package and related matters were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent expressly specified above), and based on the foregoing (relying as to factual matters in respect of the determination of materiality upon the statements of fact made by officers and other representatives of the Company), no facts have come to such counsel’s attention that have led such counsel to believe that the Registration Statement, at its effective date, at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations or the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus, as of its issue date or as of the date of such counsel’s opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel, however, need not express a statement or belief with respect to the financial statements and notes and related schedules and other related financial and accounting data included or incorporated by reference in the Registration Statement or the Prospectus or any further amendment or supplement thereto. In addition, such counsel shall state that nothing has come to such counsel’s attention that would lead it to believe that the General Disclosure Package, when taken together, as a whole, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; it being understood that such counsel need express no statement or believe with respect to the financial statements and notes and related schedules and other related financial data and accounting date data included or incorporated by reference in the General Disclosure Package or any further amendment or supplement thereto.
     In addition, such counsel shall further confirm that it was orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, based on such communication with the Commission, to such counsel’s knowledge, no proceedings with respect thereto have been commenced or threatened by the Commission.
     (b) The Company shall furnish to the Underwriters at the Closing Time an opinion of in-house counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and in form and substance satisfactory to DLA Piper US LLP, counsel for the Underwriters, stating that:
     (i) except as disclosed in the Prospectus and the Statutory Prospectus, no material agreement to which any Subsidiary is a party prohibits or restricts any Subsidiary, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock, partnership interests, membership interests or other equity interests, as applicable, or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary;
     (ii) to such counsel’s knowledge, neither the Company nor any of the Subsidiaries is in violation of any term or provision of its organizational documents, is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) any material agreement of such entity or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
     (iii) the execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions contemplated by this Agreement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any material agreement to which the Company or any of the Subsidiaries is a party;
     (iv) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising under any agreement known to such counsel to which the Company or any of the Subsidiaries is a party;
     (v) none of the issued and outstanding Units, Class B Units or Preferred Units have been issued or sold in violation of preemptive or similar rights arising under any material agreement of the Operating Partnership, and the issuance of the Series D Units to the Company in connection with the Company’s sale of the Shares is not subject to preemptive or similar rights arising under any material agreement of the Operating Partnership; and
     (vi) All descriptions in the Statutory Prospectus or the Prospectus of contracts and other documents that constitute material agreements of the Company or any Subsidiary (including the Operating Partnership) are accurate in all material respects.
     (c) The Company shall furnish to the Underwriters at the Closing Time an opinion of Hogan & Hartson LLP, special Maryland counsel of the Company, addressed to the Underwriters and dated the Closing Time and in form and substance satisfactory to DLA Piper US LLP, counsel for the Underwriters, stating that:
     (i) the Company was duly incorporated and existing as a corporation and in good standing as of the date of the certificate delivered at the Closing Time under the Maryland General Corporation Law;
     (ii) the Company has the corporate power to own its properties and to conduct its businesses as described in the General Disclosure Package and the Prospectus and to execute, deliver and perform this Agreement;
     (iii) the authorized capital stock of the Company consists of 200 million shares of common stock, par value $.01 per share, and 50 million shares of Preferred Stock;
     (iv) no provision of the Company’s charter requires the Company to repurchase or otherwise acquire any shares of the Company’s capital stock;
     (v) the Shares have been duly authorized and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable;

     (vi) no holder of outstanding shares of Common Stock or Preferred Stock has any statutory preemptive right under the Maryland General Corporation Law or any similar right under the charter or bylaws of the Company to subscribe for any of the Shares;
     (vii) this Agreement has been duly authorized, executed and delivered on behalf of the Company;
     (viii) the form of certificate evidencing the Shares complies with the requirements of Section 2-211 of the Maryland General Corporation Law and the Company’s charter and bylaws;
     (ix) the Shares conform as to legal matters in all material respects to the description thereof set forth in the Prospectus under the caption “Description of our Preferred Stock”; the statements under the captions “Risk Factors—Risk Factors Related to Our Corporate Structure—Our charter does not permit ownership in excess of 9.8% of our capital stock, and attempts to acquire our capital stock in excess of the 9.8% limit without prior approval from our Board of Directors are void” and “Risk Factors—Risk Factors Related to Our Corporate Structure—Because provisions contained in Maryland law and our charter may have an anti-takeover effect, investors may be prevented from receiving a ‘control premium’ for their shares” in the Annual Report and “Description of our Capital Stock” (to the extent related to Maryland law or the charter or bylaws of the Company), “Description of our Common Stock,” “Description of our Preferred Stock,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” in the Statutory Prospectus and the Prospectus and under Item 15 of the Registration Statement, to the extent that such information constitutes matters or summaries of the Maryland General Corporation Law or summaries of the Company’s charter or bylaws or constitutes legal conclusions, has been reviewed by us, and is correct in all material respects;
     (x) the execution, delivery and performance on the date hereof by the Company of this Agreement does not (A) violate the Maryland General Corporation Law or the charter or bylaws of the Company or (B) violate any Maryland court or administrative order, judgment or decree listed on a schedule to such counsel’s opinion;
     (xi) no approval or consent of, or registration or filing with, any Maryland regulatory agency is required to be obtained or made by the Company under the Maryland General Corporation Law in connection with the execution, delivery and performance on the date hereof by the Company of the Agreement; and
     (xii) the Articles Supplementary that created the Shares have been authorized by the Board of Directors of the Company and, based on counsel’s review of a certified copy thereof, have been accepted for record by the Maryland State Department of Assessments and Taxation and have become effective under the Maryland General Corporation Law.
     (d) The Representatives shall have received from Ernst & Young LLP, PricewaterhouseCoopers LLP, KPMG LLP, and Beers & Cutler PLLC, letters dated, respectively, as of the date of this Agreement and the Closing Time, addressed to the Representatives, in form and substance satisfactory to the Representatives and, solely with respect to the letter from PricewaterhouseCoopers LLP, to PricewaterhouseCoopers LLP, relating to the combined financial statements, including pro forma financial statements, of the Company (and its accounting predecessor), and such other matters customarily covered by comfort letters issued in connection with registered public offerings.
     (e) The Representatives shall have received at the Closing Time the favorable opinion of DLA Piper US LLP, dated the Closing Time, addressed to the Representatives and in form and substance satisfactory to the Representatives.
     (f) No amendment or supplement to the Registration Statement, the Statutory Prospectus or the Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.
     (g) Prior to the Closing Time (i) the Registration Statement shall become effective with the Commission and no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; and (iii) the Registration Statement, the General Disclosure Package and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (h) All filings with the Commission required by Rule 424 and Rule 430B under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rules. The Company shall have paid the required Commission filing fees relating to the Securities and the Guarantees within the time period required by Rule 456(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
     (i) Between the time of execution of this Agreement and the Closing Time there shall not have been any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, and (ii) no transaction that is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, that in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.
     (j) The Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
     (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (l) The Articles Supplementary shall have been accepted for record by the Maryland State Department of Assessments and Taxation and shall be effective under the Maryland General Corporation Law.

     (m) The Representatives shall have received at or before the applicable Closing Time a certificate of the Company’s Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer, to the effect that:
     (i) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct, as if made on and as of such date, and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the date hereof;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act; and
     (iii) subsequent to the respective dates as of which information is given in the General Disclosure Package or the Prospectus, there has not been (A) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, (C) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (E) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or any Subsidiary, or (F) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary that has been sustained or will have been sustained that has or may reasonably be expected to have a Material Adverse Effect.
     (n) The Company and the Operating Partnership shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Prospectus, the representations, warranties and statements of the Company or the Operating Partnership contained herein, and the performance by the Company and the Operating Partnership of their covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time, as the Underwriters may reasonably request.
     7. Termination:
     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to any Closing Time, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if, in the judgment of the Representatives, there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, or any material change in management of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, any terrorist or similar attack) or change in national or international economic, political or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) a general banking moratorium shall have been declared by any federal, Maryland, New York or Texas authorities, or (vi) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vii) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that, in the reasonable opinion of the Representatives, will have a Material Adverse Effect.
     If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.
     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     8. Increase in Underwriters’ Commitments:
     If any Underwriter shall default at the Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 48 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 48-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party (other than the defaulting Underwriter), except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.
     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).
     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.
     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.
     9. Indemnity and Contribution by the Company, the Operating Partnership and the Underwriters:
     (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(d) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.
     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 9(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (e) If the indemnification provided for in this Section 9 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims,

damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company (which, for purposes of this subsection, account for the relative benefits received by the Operating Partnership) and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.
     The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such

Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the principal amount of Shares set forth opposite their respective names in Schedule I hereto and not joint.
     10. Survival:
     The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and the Operating Partnership contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Operating Partnership or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Operating Partnership and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.
     11. Notices:
     Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to each of (a) Wachovia Capital Markets, LLC, 301 South College Street, Charlotte, North Carolina 28288, attention of David Blackman (b) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Robert Innocentin, and (c) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention of Investment Banking Division, or if to the Company or the Operating Partnership shall be sufficient in all respects if delivered to the Company at the offices of the Company at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, attention of David Brooks.
     12. Governing Law; Headings:
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     13. No Advisory or Fiduciary Relationship
     Each of the Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership, or its stockholders or partners, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Operating Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     15. Parties at Interest:
     The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     16. Counterparts and Facsimile Signatures:
     This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.
[signatures on next page]

     If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriters.

Very truly yours,

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/	David A. Brooks

Name:		David A. Brooks
Title:		Chief Legal Officer

ASHFORD HOSPITALITY LIMITED PARTNERSHIP

By:		Ashford OP General Partner LLC, its sole general partner

By:		Ashford Hospitality Trust, Inc., its sole member

By:	/s/	David A. Brooks

Name:		David A. Brooks
Title:		Chief Legal Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:
WACHOVIA CAPITAL MARKETS, LLC
MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

By:	WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Duly Authorized Signatory
Authorized Signatory

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Duly Authorized Signatory
Authorized Signatory

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Duly Authorized Signatory
Authorized Signatory
For themselves and as Representatives of the other
Underwriters named on Schedule I hereto.